UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 24, 2008

ZVUE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32985	98-0430675
(Commission File Number)	(IRS Employer Identification No.)

612 Howard Street, Suite 600
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 495-6470

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 24, 2008, Dr. Carl Goldfischer resigned from the Board of Directors (the “Board”) of ZVUE Corporation (the “Company”). Dr. Goldfischer’s resignation was not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective October 24, 2008, the Board appointed Mr. Mart Bailey, Mr. Jason Lyons, and Mr. Mark Mansfield as additional directors to fill the vacancy created by the resignation of Mr. Goldfischer, to fill the other two vacancies on the Board and to bring the Company into compliance with the independent director and audit committee composition requirements of NASDAQ Rule 4350. Mr. Bailey was appointed to the Compensation and Audit committees of the Board. Mr. Lyons was appointed to the Audit and Nominating committees of the Board. Mr. Mansfield was appointed to the Compensation and Nominating committees of the Board.

The Company believes that each of Messrs. Bailey, Lyons, and Mansfield are “independent directors” as that term is defined by NASDAQ Marketplace Rule 4200. The Company also believes that they are able to read and understand fundamental financial statements, did not participate in the preparation of the financial statements of the Company or any subsidiary during the past three years, and they meet the requirements of independence set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors also determined that Mr. Lyons qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002, and he replaces Dr. Goldfischer in that role.

Mr. Bailey founded Callaway Private Equity Partners in 2000 to serve the private financing needs of emerging growth companies. Since inception to the present, Callaway has completed over $300 million in venture capital and private equity transactions in the U.S. and China. Prior to Callaway, Mr. Bailey was with Bear Stearns and a Bear Stearns spin off, The Shemano Group, serving as director of private equity. Mr. Bailey founded the US China Green Tech Conference Series in San Francisco, Shanghai, and Beijing in 2008, which is a dialogue between U.S. and Chinese business leaders working on energy efficiency and renewable and clean energy. He serves on the Boards of the Berkeley China Initiative (BCI) and the Berkeley Chinese Alumni International Association (BCAIA), and is an advisor to the Bay Area Council and the Asia Society of Northern California. Mr. Bailey is a graduate of UC Berkeley and Beijing University, with majors in East Asian Studies, and Chinese.

Mr. Lyons has an extensive and diversified career in the financial services industry. From July 2003 to the present, he has served as Chairman of Lyons Capital, which is engaged in strategic consulting and venture capital. Earlier in his career he was a Managing Director at Sunrise Securities Corporation, an investment banking firm assisting public and private firms in obtaining financing, facilitating SPACs, launching IPOs, and overseeing PIPE transactions. Mr. Lyons has also held various senior level positions with investment banking firms, including CIBC, Oppenheimer & Co., and Bear Stearns. During his career he has assisted many public and private companies in various capacities, and has also overseen investments on behalf of institutional clients and high net worth individuals. He is a graduate of Touro College in New York City.

Since August 2005, Mr. Mansfield has been the Managing Member of Pacific Ridge Capital, a boutique investment banking platform focused on middle market M&A primarily in the Technology, Aerospace/Defense and Healthcare sectors. From 2003 through 2005, Mr. Mansfield was a strategy consultant with Fortune 100 companies advising them with respect to business war gaming. Prior to that he served as President of an investment banking platform, Meridian Capital Group Inc. during which he actively oversaw a broad portfolio of investment companies.  Meridian Capital Group, Inc was subsequently purchased by E*OFFERING, the investment bank of E*TRADE Corp. After the sale of Meridian, Mr. Mansfield was recruited as a turnaround manager to facilitate the exit of stressed companies within a venture capital fund’s portfolio.  Additionally, he designed and facilitated strategic planning workshops throughout the world for the senior management of companies such as Bell Canada, Dow Corning, Kodak, Casa Cuervo, Covance and Pep Boys. He has been a guest lecturer at University of California, Los Angeles (UCLA), Webster University and Santa Ana College and is a member of the advisory board for the Center of Unconventional Security Affairs, University of California, Irvine (UCI). Mr. Mansfield received an MBA from the Harvard Graduate School of Business and a BA (Top Honors) from the Royal Military College of Canada; after graduation he was commissioned and served four years as a Naval Officer. He is on the Board of the Harvard Business School Association of Orange County (HBSAOC) and is the Co - Chair of the HBSAOC monthly networking breakfast.

In connection with their service as directors, each of Messrs. Bailey, Lyons, and Mansfield will receive the Company’s standard non-employee director cash and equity compensation. Such compensation consists of a $20,000 annual retainer for non-employee directors. In addition, Messrs. Bailey, Lyons, and Mansfield received an initial non-employee director stock option grant to purchase 50,000 shares of the Company’s common stock at an exercise price per share equal to $0.08 which was the fair market value price per share of the common stock on the date of grant, which was October 24, 2008. Such non-employee director options are fully vested on the date of grant, have a term of ten years and shall otherwise conform to the Company’s standard form of Non-Qualified Stock Option agreement.

Item 8.01	Other Events.

On October 27, 2008, the Company issued a press release announcing the resignation of Dr. Goldfischer from the Board and the appointment of Messrs. Bailey, Lyons, and Mansfield to fill the vacancies existing thereafter. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1        Press Release, dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE CORPORATION

Dated: October 27, 2008	By:	/s/ Ulysses S. Curry
Name: Ulysses S. Curry
Title: Chairman & Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 27, 2008.